Exhibit 10.1

First Amendment to
Permanent Employment Contract

BETWEEN:

EMPLOYER	ACCENTURE SAS, a simplified joint stock company (Société par Actions Simplifiée), hereinafter referred to as the “Company” as the first party,
AND:
EMPLOYEE	Pierre Nanterme, residing in Paris, France as the second party,
ACCENTURE SAS and Pierre Nanterme shall be individually referred to hereinafter as the “Party” and jointly as the “Parties.”
This First Amendment amends that certain Permanent Employment Contract entered into between the Parties on June 26, 2013, and with effect from July 1, 2013 (the “Employment Contract”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Employment Contract.
THE FOLLOWING HAS BEEN AGREED:

1.	This amendment to the Employment Contract is entered into for an indefinite period with effect from January 10, 2019 (the “Amendment Effective Date”).

2.	The first paragraph of Section 2.1 of the Employment Contract is amended to read as follows:

“Pierre Nanterme shall serve as Advisor to the Chief Executive Officer of Accenture plc, Management status. His responsibilities include, among other things, advising the individual acting as the Company’s Chief Executive Officer.”

3.
Effective as of and after the Amendment Effective Date, all references in the Employment Contract to Mr. Nanterme’s service as “Chief Executive Officer” or to his role or status as such shall be deemed to refer to his role as “Advisor to the Chief Executive Officer”.

4.	Section 7.1 of the Employment Contract is amended to read as follows:

“As a result of his duties, Pierre Nanterme may regularly travel to the offices of any of the companies in the Group.”

5.	Except as otherwise amended hereby, the Employment Contract is hereby ratified and confirmed.

6.
This First Amendment to the Employment Contract is subject to French law, with regard to its execution and its termination, and any dispute relating thereto shall fall within the exclusive jurisdiction of the French courts.

Paris, France, dated January 9, 2019
In duplicate

Read and Approved:
/s/ Pierre Nanterme	/s/ Olivier Girard
Pierre Nanterme	ACCENTURE SAS
By: Name: Olivier Girard Title: President